UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on April 16, 2014. The following matters, as described more fully in the Company’s Proxy Statement, were approved by the shareholders at this meeting:

(1)	The following directors were elected:

		VOTES
	Term	For	Withheld	Broker Non- Votes
H.A. Cockrell	3 years	79,056,260	416,311	14,200,594
B.J. McGarvie	3 years	78,621,528	851,043	14,200,594
J.M. Micali	3 years	78,306,073	1,166,498	14,200,594
L.W. Newton	3 years	77,578,208	1,894,363	14,200,594
M.D. Oken	3 years	79,023,204	449,367	14,200,594

(2)
Selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was ratified. The shareholders voted 91,635,464 for and 1,779,561 against ratification, with 258,140 votes abstaining and no broker non-votes.

(3)
The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 74,818,479 for and 3,894,973 against the resolution, with 759,119 votes abstaining and 14,200,594 broker non-votes.

(4)
The 2014 Long-Term Incentive Plan was approved. The shareholders voted 71,714,587 for and 7,293,897 against approval, with 464,087 votes abstaining. There were 14,200,594 broker non-votes with respect to this matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 17, 2014	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer